UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2016 (May 4, 2016)

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of stockholders of AG Mortgage Investment Trust, Inc. (the “Company”) held on May 4, 2016, the Company’s stockholders voted on the following matters which were set forth in the notice for the meeting:

1.	election of the board of directors, with each director serving a one-year term and until his successor is elected and qualified;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

3.	approval, on an advisory basis, of the Company’s executive compensation.

Each of the seven director nominees was elected, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was ratified, and the Company’s executive compensation was approved on an advisory basis.

The vote tabulation for each proposal is as follows:

1.	Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Arthur Ainsberg	15,353,440	405,595	7,950,928
Andrew L. Berger	15,147,193	611,842	7,950,928
Joseph LaManna	15,158,665	600,370	7,950,928
Jonathan Lieberman	14,249,702	1,509,333	7,950,928
Peter Linneman	12,749,642	3,009,393	7,950,928
David N. Roberts	14,821,678	937,357	7,950,928
Frank Stadelmaier	13,396,553	2,362,482	7,950,928

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,909,372	234,309	566,282	-0-

3.	Approval, on an advisory basis, of the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,113,182	395,779	250,074	7,950,928

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG MORTGAGE INVESTMENT TRUST, INC.

Date: May 9, 2016	By:	/s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel and Secretary